Exhibit 10.19

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 26, 2021.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF HOLLYWEED NORTH CANNABIS INC. (THE “COMPANY”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO COMPUTERSHARE TRUST COMPANY OF CANADA.

THIS NOTE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS NOTE MAY NOT BE CONVERTED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE NOTE AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. “UNITED STATES” AND “U.S. PERSON” ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

HOLLYWEED NORTH CANNABIS INC.

CONVERTIBLE PROMISSORY NOTE

Dated: February 25, 2021	Principal Amount: USD $500,000.00

FOR VALUE RECEIVED, the undersigned, HOLLYWEED NORTH CANNABIS INC. (the “Debtor”), acknowledges itself indebted and unconditionally promises to pay to, or to the order of, DOWNWIND INVESTMENTS LLC (the “Holder”) at its place of business in Dorado, Puerto Rico or such other place as the Holder may, from time to time, designate, the principal amount of Five Hundred Thousand (USD $500,000.00) DOLLARS in lawful money of the United States of America on August 25, 2021 (the “Maturity Date”), or such earlier date as set out herein, with interest calculated in the manner and payable at the times specified below.

During the period from the date hereof until payment in full thereof, simple interest on the outstanding principal amount of this Note, shall accrue at a rate of eight percent (8%) per annum, with interest accruing monthly and being payable on the Maturity Date, computed on the basis of a 360-day year composed of twelve 30-day months. For greater certainty, prior to such time that interest is payable, interest shall not be due or payable on interest that has accrued and not been paid.

The Debtor has the right and privilege of prepaying the whole or any portion of the principal amount of this Note together with any accrued and unpaid interest thereon at any time or times prior to the occurrence of an Event of Default without notice, bonus or penalty. All such prepayments shall be applied first in satisfaction of any accrued but unpaid interest and thereafter to the outstanding principal amount of this Note.

This Note is secured by a security agreement granted by the Debtor in favour of the Holder dated as of the date hereof.

If at any time following the date hereof and prior to the repayment of the Principal Amount and any accrued interest, the Holder shall have the right to convert (an “Optional Conversion”) any or all of the outstanding principal amount of this Note together with all accrued and unpaid interest owing to it hereunder (as at the date of election to so convert) into the Class B common shares of the Debtor (“Shares”) at a conversion price equal to CDN$0.12 per Share.

An Optional Conversion may be effected by the surrender of this Note at the office of the Debtor, accompanied by a written instrument of surrender signed by the Holder notifying the Debtor as to the exercise of the right of conversion and specifying the amount of outstanding principal amount and interest of this Note hereunder in respect of which this Note is converted and setting forth the name and address of the person(s) in whose name(s) the shares issuable upon such conversion are to be registered. This Note may, at the Holder’s option, be converted in whole at any time or from time to time in part so long as any amount remains outstanding hereunder.

As promptly as practicable after the surrender of this Note for conversion, in the case of an Optional Conversion, the Debtor shall upon the request of the Holder issue to the Holder or its nominee(s) a certificate or certificates representing the number of fully paid and non-assessable equity securities. In the event that in the case of an Optional Conversion any amounts remain outstanding hereunder after giving effect to such conversion, the Debtor shall issue a new Note, in form identical to this Note, in principal amount equal to the amount of such unconverted indebtedness.

No fractional share or scrip representing a fractional share shall be required to be issued upon the conversion of this Note.

The conversion of this Note shall be deemed to have been made at the close of business on the date on which this Note is surrendered for conversion, in the case of an Optional Conversion, or immediately prior to the completion of the Liquidity Transaction, in the case of a Mandatory Conversion, so that the Holder’s rights in respect of the converted portion shall terminate at such time, and the person or persons entitled to receive the securities into which the whole or any part of this Note is converted shall be treated, as between the Debtor and such person or persons, as having become the holder or holders of record of such securities at such time.

If the Debtor at any time subdivides or consolidates the securities issuable upon conversion, the Holder shall thereafter be entitled on conversion to receive the securities to which it was before such subdivision or consolidation entitled, as subdivided or consolidated, and the conversion rate of indebtedness shall be adjusted accordingly. Any such adjustment shall become effective on the date and at the time that such subdivision or consolidation becomes effective.

In case of:

(a)	any reclassification or change of securities issuable upon conversion;

(b)	any consolidation, merger or amalgamation of the Debtor with or into another corporation or corporations;

(c)	the sale of the properties and assets of the Debtor substantially as an entirety to any other corporation or corporations followed by a winding-up of the Debtor or a distribution of its assets to the shareholders; or

(d)	the sale of the properties and assets of the Debtor substantially as an entirety to another person or persons in exchange for securities in or of such other person or persons or any affiliate thereof;

the Holder shall have the right thereafter to convert this Note (or any portion thereof) into the kind and amount of securities and property (or the applicable portion thereof) receivable on such reclassification, change, consolidation, merger, amalgamation or sale that the Holder would have been entitled to receive thereupon had the Holder been the registered holder of the number of securities into which this Note might have been converted immediately prior thereto. The provisions of this section shall similarly apply to successive reclassifications and changes of securities and to successive consolidations, mergers, amalgamations and sales.

In this Note, the occurrence of each or any of the following events constitutes an Event of Default:

(a)	the Debtor fails to pay any amount owing to the Holder under this Note on the date on which such amount is due and such failure to pay is not remedied within ten (10) days after notice of such Event of Default;

(b)	the Debtor fails to perform, observe or comply with any other covenant or provision of this Note or any security given by the Debtor to the Holder and such failure remains unremedied for thirty days after notice thereof from the Holder to the Debtor;

(c)	any representation, warranty or covenant made by the Debtor in any security given by the Debtor to the Holder is incorrect or misleading in any material respect;

(d)	any judgment or order for the payment of money in excess of $1,000,000 is rendered against the Debtor and either (i) enforcement proceedings have been commenced by a creditor upon the judgment or order, or (ii) there is any period of fifteen consecutive days during which a stay of enforcement of the judgment or order, by reason of a pending appeal or otherwise, is not in effect;

(e)	any loss, theft, damage or destruction occurs with respect to any property or assets of the Debtor and the amount not covered by insurance exceeds $1,000,000;

(f)	the Debtor sells, transfers or otherwise disposes of, or enters into an agreement to sell, transfer or otherwise dispose of, all or substantially all of its assets;

(g)	the Debtor (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (iii) threatens to institute, institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee, liquidator, administrator or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iv) takes any corporate action to authorize any of the above actions; or

(h)	the Debtor changes its name, chief executive office, corporate offices, or location of its records concerning the Collateral (as defined in the security agreement dated on or about the date hereof granted by the Debtor in favour of the Holder, as the same may be amended, modified, restated or replaced from time to time, the Security Agreement), after the date hereof without the Debtor, in each instance, giving thirty (30) days’ prior written notice thereof to the Holder and taking all actions deemed necessary or appropriate by the Holder to continuously protect and perfect Holder’s Liens (as defined in the Security Agreement) upon the Collateral (as defined in the Security Agreement).

If an Event of Default occurs, the Holder may, at its sole option, declare the whole of the unpaid principal amount of this Note to be immediately due and payable and such amount together with all accrued and unpaid interest thereon shall be and become immediately due and payable.

To the fullest extent permitted by law, the Debtor waives:

(a)	diligence, presentment, demand and protest, and notice of presentment, dishonour, intent to accelerate, acceleration, protest, non-payment, release, compromise, settlement, extension or renewal of this Note; and

(b)	the benefit of all applicable valuation, appraisal and exemption laws.

In the event the Holder retains counsel to collect, enforce or protect its interests with respect to this Note, the Debtor shall pay all reasonable costs and expenses of such collection, enforcement or protection, including reasonable legal fees, whether or not a legal action is commenced.

All notices and other communications provided for herein shall be in writing and shall be personally delivered to the Holder at the address provided to the Debtor or an officer or a responsible employee of the Debtor at HollyWeed North Cannabis Inc., 1250, 639 - 5th Ave. SW, Calgary, Alberta T2P 0M9. Attention: Scott Reeves, Corporate Secretary or to such other address or addresses or facsimile number or numbers as either party hereto may from time to time designate to the other party in such manner.

The Debtor agrees that all amounts under this Note are payable without set-off, withholding, deduction, claim, counterclaim, defence or recoupment, all of which are hereby waived by the Debtor.

Time is of the essence with this Note.

This Note is binding upon the Debtor and its successors and assigns and enures to the benefit of the Holder and its successors and assigns. The Holder may at any time assign all or any of its rights and benefits hereunder and all references to the “Holder” are deemed to include a reference to its successors and assigns. The Debtor may not assign any of its rights or obligations hereunder.

This Note is governed by and is to be interpreted, construed and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

By executing this Note, the Debtor acknowledges that: (i) it has read and understood this Note; (ii) it has been given an opportunity to obtain independent legal advice concerning this Note and the provisions hereof and the interpretation and effect of this Note, and by signing this Note represents and warrants that it has each either obtained advice or voluntarily waived the opportunity to receive same; and (iii) it has entered into this Note voluntarily.

IN WITNESS WHEREOF the Debtor has executed this Note as of the date first above written.

HOLLYWEED NORTH CANNABIS INC.

Per:	/s/ Renee Gagon
Name:	Renee Gagnon
Title:	Chair and Director

(Signature Page to Note)

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